Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Grayscale Bitcoin Cash Trust (BCH) (the “Trust”) on Form 10-Q for the period ending December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward McGee, Principal Financial and Accounting Officer of Grayscale Operating, LLC, the sole member of Grayscale Investments Sponsors, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Edward McGee
Edward McGee *
Chief Financial Officer (Principal Financial and Accounting Officer)
February 5, 2025

*

The Registrant is a trust and Mr. McGee is signing in his capacity as Principal Financial and Accounting Officer of Grayscale Operating, LLC, the sole member of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.